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                                                                EXHIBIT 23.1





The Shareholders of
Rofin-Sinar Technologies Inc. and Affiliates

We consent to the use of our report, dated July 19, 1996, included in the Registration Statement of Rofin-Sinar Technologies, Inc. and Affiliates on Form S-1 and to the reference to our firm under the heading "Experts" in the related prospectus.



Detroit, Michigan
August 2, 1996